United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2016

________________________________________________________________

BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On May 5, 2016, BNC Bancorp (the “Company ˮ) issued a press release announcing that its wholly owned subsidiary, Bank of North Carolina (the “Bank ˮ), entered into an agreement on May 2, 2016 with the Federal Deposit Insurance Corporation (“FDICˮ) to terminate all existing loss share agreements. A copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The FDIC made a net payment of $2.1 million to the Bank as consideration for the early termination of the agreements. The loss share agreements were related to the Bank's acquisition of assets and assumption of liabilities of two failed banks through FDIC-assisted transactions in 2010 and 2011, respectively. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 – Termination Agreement Among the Federal Deposit Insurance Corporation, as Receiver of Beach First National Bank, Myrtle Beach, South Carolina, and Blue Ridge Savings Bank, Inc., Asheville, North Carolina, and Bank of North Carolina, dated as of May 2, 2016.

Exhibit 99.1 – Press Release, dated May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2016

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.        Description of Exhibit
Exhibit 10.1 – Termination Agreement Among the Federal Deposit Insurance Corporation, as Receiver of Beach First National Bank, Myrtle Beach, South Carolina, and Blue Ridge Savings Bank, Inc., Asheville, North Carolina, and Bank of North Carolina, dated as of May 2, 2016.

Exhibit 99.1 – Press Release, dated May 5, 2016.

3